UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

Commission File No. 333-154243

BAETA Corp.
 (Exact name of small business issuer as specified in its charter)

New Jersey (State or other Jurisdiction of Incorporation or Organization)	26-0722186 (I.R.S. Employer Identification No.)

1 Bridge Plaza Second Floor, Suite 275 Fort Lee, NJ	07024
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (201) 471-0988

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Virginia K Sourlis, Esq.
The Sourlis Law Firm
214 Broad Street
Red Bank, New Jersey 07701
Telephone: (732) 530-9007
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the agreement described below. The discussion is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein,

On September 28, 2010, BAETA Corp., a New Jersey corporation (the “Company”), entered into Reserve Equity Financing Agreement (the “Financing Agreement”) with AGS Capital Group, LLC, a New York based limited liability company (the “Investor”).  Pursuant to the Financing Agreement, the Investor committed to purchase, subject to certain restrictions and conditions, up to $5,000,000 of the Company’s common stock, over a period of 36 months commencing on the first trading day following the effectiveness of the registration statement on Form S-1, registering the resale of shares purchased by the Investor pursuant to the Financing Agreement (the “Equity Line”).

Upon effectiveness of the registration statement on Form S-1 with the US Securities and Exchange Commission (“SEC”), the Company may draw down on the facility from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Financing Agreement. The maximum advance amount that the Company is entitled to drawn down in any one drawdown notice is one hundred thousand dollars ($100,000). The purchase price shall be set at ninety-five percent (95%) of the lowest closing bid price of the Company’s common stock during the five (5) consecutive trading days after notice is given by the Company.

The Investor will not be obligated to purchase shares if the Investor’s total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended.  In addition, the Company is not permitted to draw on the facility unless there is an effective registration statement (as described above) to cover the resale of the shares.

In connection with the preparation of the Financing Agreement, the Company paid Investor a due diligence and document preparation fee of 22,000 shares of restricted common stock.

Item 7.01 - Regulation FD Disclosure

On October 5, 2010, the Company issued a press release announcing that it has entered into a Reserve Equity Financing Agreement with AGS Capital Group, LLC. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Reserve Equity Financing Agreement between BAETA Corp. and AGS Capital Group, LLC, dated September 28, 2010.

99.1	Press Release announcing the entry into a Reserve Equity Financing Agreement with AGS Capital Group, LLC dated October 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAETA CORP.

Date: October 5, 2010	By: /s/ LEONID PUSHKANTSER
Name: Leonid Pushkantser
Title: Chief Executive Officer and Director
(Principal Executive Officer)